EXHIBIT 10.1

FOURTH AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of January 7, 2005, between INNKEEPERS USA TRUST, a Maryland real estate investment trust (“Company”), and JEFFREY H. FISHER (“Executive”), recites and provides as follows:

WHEREAS, the Company and Executive entered into an Employment Agreement effective February 1, 1997 and amended as of October 9, 1998, November 13, 2000 and December 31, 2003 (“Employment Agreement”); and

NOW, THEREFORE, in consideration of the premises and mutual obligations set forth herein and in the Employment Agreement, the parties hereto hereby agree as follows:

1. The first sentence of Section 3 of the Employment Agreement shall be deleted and replaced in its entirety with the following:

“The term of the Executive’s employment hereunder (the “Term”) shall expire on January 3, 2006, unless terminated earlier as provided herein.”

2. The terms and provisions of the Employment Agreement shall not be deemed to have been changed except as expressly modified hereby, and as so modified the Employment Agreement shall remain in full force and effect.

3. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the day first set forth above.

THE COMPANY:

INNKEEPERS USA TRUST,
a Maryland real estate investment trust

By:	/s/ David Bulger
Its:	Executive Vice President, Chief Financial Officer and Treasurer

EXECUTIVE:

/s/ Jeffrey H. Fisher
Jeffrey H. Fisher